Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-239520 on Form S-8 of our report dated April 28, 2021, relating to the consolidated financial statements of Albertsons Companies, Inc. appearing in this Annual Report on Form 10-K for the 52 weeks ended February 27, 2021.
/s/ Deloitte &Touche LLP
Boise, Idaho
April 28, 2021